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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): May 23, 2006

                                   CBIZ, INC.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                      0-25890                 22-2769024
(State or Other Jurisdiction          (Commission              (IRS Employer
     of Incorporation)                File Number)           Identification No.)

                   6050 Oak Tree Boulevard, South, Suite 500,
                              Cleveland, Ohio 44131
               (Address of Principal Executive Offices, Zip Code)

                                  216-447-9000
              (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

      On May 23, 2006, CBIZ, Inc. (the "Company") entered into a Purchase Agreement (the "Purchase Agreement") with Banc of America Securities LLC (the "Initial Purchaser"). Pursuant to the Purchase Agreement, the Company agreed to sell $85 million aggregate principal amount of its 3.125% Convertible Senior Subordinated Notes due 2026 (the "Notes") to the Initial Purchaser. In addition, the Company granted the Initial Purchaser an option to purchase up to an additional $15 million aggregate principal amount of Notes, which the Initial Purchaser immediately exercised in full. A copy of the Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

      On May 30, 2005, the Company completed the issuance and sale of $100 million aggregate principal amount of its Notes pursuant to the Purchase Agreement (the "Closing"). The Company received net proceeds from the sale of the Notes of approximately $97 million, after deducting the Initial Purchaser's discounts and estimated offering expenses of approximately $3 million. The Company used approximately $52.5 million of the net proceeds to repurchase approximately 6.6 million shares of its common stock. The remaining balance of the proceeds will be used to repay a portion of the outstanding balance under the Company's $100 million unsecured credit facility or for other general corporate purposes.

      The offer and sale of the Notes to the Initial Purchaser was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on Section 4(2) of the Securities Act as a transaction not involving a public offering. The offer and resales of the Notes by the Initial Purchaser were also made in transactions exempt from the registration requirements of the Securities Act in accordance with Rule 144A thereunder; such offers and sales were made only to "qualified institutional buyers" within the meaning of Rule 144A under the Securities Act, with adequate access to information about the Company, and appropriate notice and legends affixed to the Notes regarding the restricted nature of the Notes.

      In connection with the issuance and sale of the Notes, the Company entered into an indenture (the "Indenture"), dated as of May 30, 2006, with U.S., Bank National Association, as trustee, and a registration rights agreement (the "Registration Rights Agreement"), dated as of May 30, 2006, with the Initial Purchaser.

      The terms of the Notes are governed by the Indenture. The Notes will mature on June 1, 2026, unless earlier converted, redeemed or repurchased. Interest on the Notes accrues at the rate of 3.125% per year, payable semi-annually in arrears on June 1 and December 1 of each year, beginning December 1, 2006. During the period commencing on, and including, June 6, 2011 and ending on, but excluding, December 1, 2011 and each six-month period from June 1 to November 30 or from December 1 to May 31 thereafter, the Company will pay contingent interest during the applicable interest period if the average "trading price" (as defined in the Indenture) of a Note for the five consecutive trading days ending on the third trading day immediately preceding the first day of the relevant six-month period equals or exceeds 120% of the principal amount of the Notes. The contingent interest payable per Note in respect of any six-month period will equal 0.25% per annum calculated on the average trading price of a Note for the relevant five trading day period.

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      The Notes are direct, unsecured, senior subordinated obligations of the
Company, and rank (i) junior in right of payment to all of the Company's existing and future senior indebtedness, (ii) equal in right of payment with any other future senior subordinated indebtedness, and (iii) senior in right of payment to all subordinated indebtedness. The Notes will be effectively junior to the Company's subsidiaries' existing and future indebtedness and other liabilities, including trade payables.

      The Notes are convertible into the Company's common stock at a rate equal to 94.1035 shares per $1,000 principal amount of the Notes (equal to an initial conversion price of approximately $10.63 per share), subject to adjustment as described in the Indenture. The Notes will be convertible at the holder's option into shares of the Company's common stock from and after the date of the following events:

      - during any fiscal quarter commencing after June 30, 2006 (and only during such quarter), if the "last reported sale price" (as defined in the Indenture) of the Company's common stock for at least 20 trading days during the period of 30 consecutive trading-days ending on the last trading day of the immediately preceding fiscal quarter exceeds 130% of the conversion price on that 30th trading day;

      - during the five business days immediately following any five consecutive trading-day period in which the trading price per $1,000 principal amount of Notes for each day of that period was less than 98% of the product of the closing price of the Company's common stock and the conversion rate for the Notes on each such day; provided, however, that a holder may not convert the Notes in reliance on this provision after June 1, 2021 if on any trading day during such five consecutive trading-day period the closing of the Company's common stock was between 100% and 130% of the conversion price of the Notes;

      - if the Company calls the Notes for redemption; or

      - upon the occurrence of certain corporate transactions, as more fully described in the Indenture.

      Upon conversion of Notes, the Company will deliver to the holder surrendering the Notes for conversion, for each $1,000 principal amount of Notes, an amount consisting of cash equal to the lesser of $1,000 and the "conversion value" (as defined in the Indenture) and, to the extent that the conversion value exceeds $1,000, at the Company's election, cash or shares of the Company's common stock in respect of the remainder.

      Prior to June 6, 2011, the Notes are not redeemable. The Company may redeem some or all of the Notes in cash at its option, on or after June 6, 2011, upon at least 30 days but no more than 60 days notice to the holders of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including the date of redemption. In addition, holders of the Notes will have the right to require the Company to repurchase for cash all or a portion of their Notes on June 1, 2011, June 1, 2016 and June 1, 2021, at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus

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accrued and unpaid interest, including contingent interest and additional amounts, if any, up to but not including, the date of repurchase.

      If the Company undergoes a "fundamental change" (as defined in the Indenture), holders of the Notes will have the right, subject to certain conditions, to require the Company to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, including contingent interest and additional amounts, if any, up to, but not including, the date that is 30 days following the date of the notice of a fundamental change mailed by the Company.

      Pursuant to the Registration Rights Agreement, the holders of the Notes have been granted certain registration rights. Under the Registration Rights Agreement, the Company agreed to file a shelf registration statement with the SEC within 90 days after the first date of original issuance of the Notes, use reasonable best efforts to cause the shelf registration statement to become effective within 180 days after the first date of original issuance of the Notes, and use reasonable best efforts to keep the shelf registration statement effective until the earlier of (i) the sale under the shelf registration statement or Rule 144 under the Securities Act of all of the Notes and any shares of the Company's common stock issued upon their conversion and (ii) the expiration of the holding period applicable to the Notes and the shares of the Company's common stock issued or issuable upon their conversion held by persons that are not the Company's affiliates under Rule 144(k) under the Securities Act, or any similar rule that may be adopted by the SEC. The Company agreed to pay additional amounts to the holders of the Notes if it does not comply with the foregoing obligations.

      The foregoing descriptions of the Notes and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Indenture and the Registration Rights Agreement, copies of which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and which are incorporated into this Item 1.01 by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT.

      The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

      The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

ITEM 8.01 OTHER EVENTS.

      On May 30, 2006, CBIZ, Inc. (the "Company") issued a press release announcing the Closing of the sale of $100 million aggregate principal amount of Notes. A copy of this press release is filed herewith as Exhibit 99.1.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

      4.1 Indenture, dated as of May 30, 2006, between CBIZ, Inc. and U.S. Bank National Association.

      4.2 Registration Rights Agreement, dated as of May 30, 2006, between CBIZ, Inc. and Banc of America Securities LLC.

      10.1 Purchase Agreement, dated as of May 23, 2006, between CBIZ, Inc. and Banc of America Securities LLC.

      99.1 Press Release of CBIZ, Inc. dated March 30, 2006 announcing the closing of the sale of $100 million of Convertible Senior Subordinated Notes.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 30, 2006                                       CBIZ, INC.

                                            By:    /s/ Ware H. Grove
                                                   --------------------------
                                            Name:  Ware H. Grove
                                            Title: Chief Financial Officer